UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2013

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02              Results of Operations and Financial Condition.

On July 25, 2013, TESARO, Inc. (the “Company”) issued a press release announcing its operating results for the quarter ending June 30, 2013. A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b), (e)              Resignation of Principal Financial Officer, Consulting Agreement

On July 25, 2013, Richard J. Rodgers, the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary informed the Company that he would resign all positions with the Company and its subsidiaries effective August 31, 2013.   Mr. Rodgers and the Company have agreed that he and the Company will enter into a consulting agreement effective August 31, 2013, pursuant to which he will serve as a consultant to the Company through March 31, 2014.  Mr. Rodgers and the Company have agreed that the terms of the consulting agreement will provide that he will be available to provide consulting services as requested from time to time up to sixty hours per month, that he will receive monthly compensation of $5,000 per month, and that he will receive hourly compensation of $250 per hour for services that exceed 20 hours per month.

(c)                                  Appointment of Principal Financial Officer

On July 25, 2013, the Board of Directors of TESARO appointed Edward C. English, age 46, as the Vice President of Finance and Administration and Principal Financial Officer of the Company effective August 31, 2013.  Mr. English currently serves as the Company’s Vice President and Controller, a position he has held since December 12, 2012, when he was appointed as the Principal Accounting Officer of the Company.  Mr. English originally joined the Company in June 2012, as Controller. Prior to joining the Company, Mr. English served from 2011 to 2012 as Controller of Mascoma Corporation, a privately held bio-fuel company, and prior to that served from 2007 to 2011 in a variety of positions of increasing responsibility at AMAG Pharmaceuticals, Inc., including as Corporate Controller, Vice President and Corporate Controller and finally Interim Chief Financial Officer. Before AMAG Pharmaceuticals, Mr. English spent 10 years at PRAECIS PHARMACEUTICALS, Inc., where he held a variety of roles, including, immediately prior to its acquisition by GlaxoSmithKline PLC, the role of Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. Mr. English started his career as a Certified Public Accountant with KPMG LLP in Boston, Massachusetts, where he held various positions, including audit manager within the Health Care and Life Sciences assurance practice. Mr. English holds an undergraduate degree from Georgetown University and a joint M.S. in accounting and M.B.A. from the Northeastern University Graduate School of Professional Accounting.

Section 9 — Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	TESARO, Inc. press release dated July 25, 2013 announcing operating results for the quarter ended June 30, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Richard J. Rodgers
Richard J. Rodgers
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Dated: July 25, 2013

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